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                                                                    EXHIBIT 4.10

              Terms of Registration Rights Granted to the H2V S.A.
                              Selling Shareholders


8.4 Registration Rights. If, at any time after completion of the transaction contemplated, hereby, Quintiles shall file a registration statement with the Securities and Exchange Commission in respect of shares of the same class as those owned by the Private Placement Participants, then Quintiles shall notify each Private Placement Participant. Each Private Placement Participant may include up to 35% of his or her Consideration Shares in such registration statement by completing and signing Quintiles' notification form delivered within ten days of the date of the notice from Quintiles. If Quintiles has not filed such a registration statement by 16 October 1998 and afforded the Private Placement Participants the opportunity to have shares included thereon, then Quintiles shall by such date use its best efforts to file a registration statement on Form S3 with respect to 35% of the Consideration Shares received by each Private Placement Participant and thereafter use its reasonable best efforts to cause the registration statement to be declared effective by the Securities and Exchange Commission as promptly as possible. All expenses in connection with any registration pursuant to this section shall be borne by Quintiles, except that all selling discounts and commissions, if any, and stock transfer taxes, if any, and all fees and disbursements of counsel, if any, for the Private Placement Participants shall be borne by the Private Placement Participants. Quintiles may delay or suspend any such registration statement by notice to the Private Placement Participants of the existence of any state of facts or the happening of any event (including without limitation pending negotiations relating to, or the consummation of, a transaction, or the occurrence of any event which in the opinion of Quintiles might require additional disclosure of material, non-public information by Quintiles in the registration statement as to which Quintiles believes it has a bona fide business purpose for preserving confidentiality or which renders Quintiles practically unable to comply with the published rules and regulations of the Securities and Exchange Commission as in effect at any relevant time); provided, however, that Quintiles shall not issue such a suspension notice for any period during which Quintiles' executive officers are not similarly restrained from disposing of the shares in Quintiles' Common Stock. Upon receipt of any suspension notice, the Private Placement Participant will discontinue disposition of any shares pursuant to the registration statement until the suspension is lifted. The registration rights contained herein are not transferable.